AMENDED AND RESTATED SUBORDINATION AGREEMENT




	       SUBORDINATION AGREEMENT (as the same may be amended, modified, supplemented, waived, extended or restated from time to time, this "Agreement"), dated as of March 10, 1995, as amended and restated as of November 30, 1995, among (i) COMPAGNIE GENERALE DES EAUX, a corporation duly organized and validly existing under the laws of France, (ii) AIR & WATER TECHNOLOGIES CORPORATION ("AWT"), a corporation duly organized and validly existing under the laws of the State of Delaware, (iii) THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent (the "Administrative Agent"), under the Secured Guaranteed Credit Agreement, dated as of the date hereof (as the same may be amended, modified, supplemented, waived or extended from time to time, the "Credit Agreement"), among AWT and the Persons listed on Annex B thereto, as Borrowers and Guarantors, the Banks listed on the signature pages thereof, The First National Bank of Chicago and Societe Generale, New York Branch, as Arranging Agents, The First National Bank of Chicago, as Administrative Agent, and Societe Generale, New York Branch, as Collateral Agent and Issuing Bank (together with the Arranging Agents, the Administrative Agent and the Banks, the "Senior Bank Lenders"), and (iv) UNITED STATES FIDELITY AND GUARANTY COMPANY, FIDELITY AND GUARANTY
INSURANCE COMPANY and FIDELITY AND GUARANTY INSURANCE UNDERWRITERS, INC., any AFFILIATE of any of the foregoing who provides any bond, surety agreement, surety undertaking or other instrument of guaranty (a "Surety Undertaking") to, on behalf of, or for the benefit of, AWT or any of its subsidiaries, and any other PERSON who provides, or intends to provide, any Surety Undertaking to, on behalf of, or for the account of, AWT or any of its subsidiaries and who is designated by AWT as a "Surety" in a written instrument delivered to the Administrative Agent (each of the foregoing a "Surety" and collectively the "Sureties" and, together with the Senior Bank Lenders, the "Senior Creditors").

	       To induce the Senior Bank Lenders to enter into the Credit Agreement and the Swap Agreements and to induce certain Sureties to enter into the Master Surety Agreement (as hereinafter defined), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree that certain obligations of AWT to the Subordinated Lender shall be subordinate in right of payment to the Senior Obligations (as herein defined) to the extent and in the manner provided for in this Agreement. Accordingly, the undersigned hereby agree as follows:

	       Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The following terms, as used herein, shall have the following meanings:

	       "Master Surety Agreement" means the Master Surety Agreement dated as of October 31, 1995 among the Sureties party thereto, AWT, and the Principals, as the same may be amended from time to time.

	       "Principals" has the meaning assigned to such term in the Master Surety Agreement or any other underwriting, surety or indemnity agreement between AWT or any of its subsidiaries and any Surety.

	       "Senior Credit Agreements" shall mean the Credit Agreement, the Notes, the Master Surety Agreement, any underwriting, surety or indemnity agreement between any Principal and any Surety and any Swap Agreements between any Borrower and any Bank.

	       "Senior Creditors" shall have the meaning assigned to such term in the preamble to this Agreement.

	       "Senior Bank Lenders" shall have the meaning assigned to such term in the preamble to this Agreement.

	       "Senior Obligations" shall mean, collectively, (i) all rights to payment of principal, premium, interest (including interest accruing after the commencement of any proceeding under any Federal or state bankruptcy, insolvency, receivership or similar law, regardless of whether a claim therefor is allowable as a claim in such proceeding under applicable law), fees, expenses and other sums payable, however denominated, of the Administrative Agent, the Arranging Agents, the Collateral Agent, the Issuing Bank and the Banks under the Credit Agreement, the Notes and any Swap Agreement between any Borrower and any Bank, and any extensions or renewals of any of the Credit Agreement, the Notes and such Swap Agreements, and any and all other past, present or future Liabilities of any Borrower to the Administrative Agent, the Arranging Agents, the Collateral Agent, the Issuing Bank or the Senior Bank Lenders under the Loan Documents and (ii) any and all indebtedness, liabilities, and obligations of any or all of the Principals from time to time payable to the Sureties under the Master Surety Agreement or any underwriting, surety or indemnity agreement between any Principal and any Surety, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

	       "Subordinated Obligations" shall mean all Indebtedness, whether principal or interest, from time to time owing by AWT or any of its Subsidiaries to the Subordinated Lender, direct or contingent, joint, several or independent, now or hereafter existing, due or to become due, and held or to be held by the Subordinated Lender, whether created directly or acquired by assignment or otherwise, including, without limitation, any amounts payable to the Subordinated Lender in consideration for the delivery of the Comfort Letter.

	       "Subordinated Lender" means Compagnie Generale de Eaux, a corporation organized and existing under the laws of France.

	       "Sureties" has the meaning set forth in the preamble hereto.

	       "Swap Agreements" means any swap agreement that has been or may be entered into from time to time between any Bank and any Borrower.

	       Section 2. Representations and Warranties. The Subordinated Lender represents and warrants to the Administrative Agent for the benefit of the Senior Creditors that:

	       Section 2.01. Existence. The Subordinated Lender is an entity duly organized and validly existing in good standing under the laws of the jurisdiction of its formation.

	       Section 2.02. Authority. The execution, delivery and performance in accordance with its terms by the Subordinated Lender of this Agreement have been duly authorized by all necessary corporate or other entity action and do not and will not violate any provision of law, rules, regulations, or orders or any provision of the charter or by-laws or other organizational documents of the Subordinated Lender or violate, result in the breach of, constitute a default or require any consent under, any material Contract to which the Subordinated Lender is a party or by which the Subordinated Lender or its property may be bound. This Agreement has been duly and validly executed and delivered by the Subordinated Lender and constitutes the legal, valid and binding obligation of the Subordinated Lender, enforceable in accordance with its terms, subject as to enforceability
(i) to bankruptcy, insolvency, reorganization or moratorium and other similar laws affecting creditors' rights generally and (ii) to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

	       Section 2.03. Approvals. No Governmental Approval is required in connection with the execution, delivery and performance in accordance with its terms by the Subordinated Lender of this Agreement.

	       Section 3. Subordinated Provisions. It is intended by the Senior Creditors that the subordination provisions contained in this Agreement shall benefit the Senior Creditors equally (in priority) and ratably in order that the Senior Obligations rank equally in right of payment over the Subordinated Obligations. To implement the foregoing (but without limiting the generality thereof as it may apply to other provisions of this Agreement) the Subordinated Lender agrees as follows:

	       Section 3.01. Subordination. The Subordinated Lender hereby agrees that, except as and to the extent hereinafter provided, the Subordinated Obligations are and shall be subordinate and subject in right of payment to the prior payment in full of all of the Senior Obligations, whether or not such Senior Obligations have been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code of any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code it being understood that for purposes of this Agreement, "payment in full" shall not require payment of indemnities for which no request for payment has been made and, in the case of Senior Obligations owing to any Surety, with respect to which no bonds remain outstanding. Without limiting the foregoing, the Subordinated Lender also hereby agrees that, (a) except as otherwise provided in Section 3.02 of this Agreement, it will not accept or receive from AWT (other than directing AWT to make payment directly to the holders of the Senior Obligations for the purpose of causing the Senior Obligations to be paid), by set-off or in any other manner, payment of the whole or any part of the Subordinated Obligations, or any security therefor and (b) without limiting the exception in clause (a) of this Section 3.01, it will not commence any action or proceeding against AWT to recover all or any portion of the Subordinated Obligations (provided that the Subordinated Lender may file appropriate proofs of claim in respect of the Subordinated Obligations in any bankruptcy or insolvency proceeding of AWT) or foreclose or otherwise realize upon any security therefor, in each case unless and until all of the Senior Obligations shall have been fully paid in cash, whether or not such Senior Obligations have been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code. The Subordinated Lender hereby irrevocably directs AWT to make such prior payment. The Subordinated Lender further agrees that it will not institute against AWT any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law, until such time as the Senior Obligations have been fully paid in cash, provided that the Subordinated Lender shall be permitted to join any creditor in instituting such proceedings if the Required Banks have also joined in instituting such proceedings.

	       Section 3.02. Certain Payments Permitted. The Subordinated Lender may from time to time (to the extent not prohibited by the provisions of any of the Senior Credit Agreements) (a) so long as no Default under the Credit Agreement or Event of Default under the Master Surety Agreement has occurred and is continuing and no such Default or Event of Default would result therefrom, receive from AWT (i) payments of interest on or in respect of the Subordinated Obligations and (ii) payments in consideration for the delivery of the Comfort letter in accordance with Section 4.10 of the Credit Agreement, (b) so long as (i) no Event of Default under the Master Surety Agreement has occurred and is continuing and (ii) all Senior Obligations owing to the Senior Bank Lenders have been paid in full and all Commitments (as defined in the Credit Agreement) of the Senior Bank Lenders shall have been terminated, receive from AWT all payments of or in respect of the Subordinated Obligations then due and payable pursuant to the terms of such Subordinated Obligations (including without limitation payments of principal) and (c) upon or after the waiver or cure of any such Default or Event of Default in accordance with the provisions of the Credit Agreement and the Master Surety Agreement, receive from AWT (i) any payments of interest on or in respect of the Subordinated Obligations, (ii) any payments in consideration for the delivery of the Comfort Letter and (iii) so long as all Senior Obligations owing to the Senior Bank Lenders have been paid in full and all Commitments of the Senior Bank Lenders shall have been terminated, any other payments in respect of the Subordinated Obligations (including without limitation payments of principal), in each case, previously deferred upon the occurrence or during the continuance of such Default or Event of Default, as the case may be.

	       Section 3.03. Distributions, etc. In furtherance of, and to make effective, the subordination provided for herein, the Subordinated Lender further agrees as follows:

		     (a) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of AWT or the proceeds thereof, to creditors of AWT, or upon any indebtedness of AWT, by reason of (1) the liquidation, dissolution or other winding up, partial or complete, of AWT or AWT's business,
	 (2) any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors or (3) any proceeding by or against AWT for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions or extensions, then and in any such event:

			   (i) any payment or distribution of any kind or character, whether in cash, securities or other property which but for this Agreement would be payable or deliverable upon or with respect to any or all of the Subordinated Obligations, shall instead be paid or delivered directly to the Administrative Agent for application to the Senior Obligations, whether then due or not due, until the Senior Obligations shall have first been fully paid in cash and satisfied; and

			 (ii) to the extent permitted by Applicable Law, the Subordinated Lender hereby irrevocably authorizes and empowers the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file and/or vote claims and take such other proceedings, in the Administrative Agent's own name or in the name of the Subordinated Lender, or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Agreement (including, without limitation, the filing of any proof of claim in respect of the Subordinated Obligations in any bankruptcy or insolvency proceeding of AWT). In furtherance of the foregoing, the Subordinated Lender agrees, to the extent permitted by Applicable Law, duly and promptly to take such action as may be reasonably requested by the Administrative Agent to assist in the collection of the Subordinated Obligations for the account of the Administrative Agent and/or to file appropriate proofs of claim in respect of the Subordinated Obligations, and to execute and deliver to the Administrative Agent on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be reasonably requested by the Administrative Agent to enable the Administrative Agent to enforce any and all claims upon or with respect to the Subordinated Obligations, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Obligations.

		     (b) If any payment, distribution of security or proceeds of any security are received by the Subordinated Lender upon or in respect of the Subordinated obligations in contravention of the provisions hereof, the Subordinated Lender will forthwith deliver the same to the Administrative Agent in precisely the form received (except for the endorsement or assignment of the Subordinated Lender where necessary), for application to the Senior Obligations, whether then due or not due, and, until so delivered, the same shall be held in trust by the Subordinated Lender as property of the Administrative Agent. In the event of the failure of the Subordinated Lender to make any such endorsement or assignment, the Administrative Agent, or any of its officers or employees, are, to the extent permitted by Applicable Law, hereby irrevocably authorized to make the same.

		     (c) The Subordinated Lender agrees that it will not transfer, assign, pledge or encumber the Subordinated Obligations or any part thereof or any instrument evidencing the same unless the respective instrument of assignment specifically provides that the assignee takes such Subordinated Obligations subject to the provisions of this Agreement and such assignee executes and delivers to the Administrative Agent an instrument in form and substance reasonably satisfactory to the Administrative Agent pursuant to which such assignee agrees to be bound by the provisions of this Agreement. From and after the occurrence of any Default under the Credit Agreement or Event of Default under the Master Surety Agreement of which the Subordinated Lender has or should reasonably be expected to have knowledge, and for so long as the same shall be continuing, the Subordinated lender agrees that it will not exchange, forgive, waive or cancel the Subordinated Obligations or any part thereof or reduce the principal amount of the Subordinated Obligations in whole or in part.

		     (d) Without limiting the effect of any of the other provisions hereof, during the continuance of any Default under the Credit Agreement or Event of Default under the Master Surety Agreement with respect to any Senior Obligation or any default in the payment of any Senior Obligations, no payment of principal, sinking fund, interest or premium (or any other amount) shall be made on or with respect to the Subordinated Obligations or any renewals or extensions thereof.

	       Section 3.04.  Continuing Subordination, Etc.  The
subordination effected by this Agreement is a continuing subordination, and the Subordinated Lender hereby agrees that at any time and from time to time, without notice to it:

		     (a) the time for AWT's performance of or compliance with any of its agreements contained in any of the Senior Credit Agreements may be extended or such performance or compliance may be waived by the applicable Senior Creditors;

		     (b) any of the acts mentioned in any of the Senior Credit Agreements may be done;

		     (c) any of the Senior Credit Agreements may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Obligations or changing in any manner the rights of the Administrative Agent, any of the Senior Creditors or any Borrower or Principal thereunder;

		     (d) payment of any of the Senior Obligations or any portion thereof may be extended; and

		     (e) the maturity of any of the Senior Obligations may be accelerated, and any collateral security therefor may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any of the Senior Credit Agreements or any other present or future agreement between the applicable Borrower or Principal and the applicable Senior Creditors;

all without impairing or affecting the obligations of the Subordinated Lender hereunder.

	       Section 3.05. Waiver of Notice. The Subordinated Lender hereby unconditionally waives notice of the incurring of the Senior Obligations or any part thereof and reliance by any Senior Creditor upon the subordination of the Subordinated Obligations to the Senior Obligations.

	       Section 3.06. Application of Payments. Whenever any payment or distribution shall be paid or delivered to the Administrative Agent pursuant to the provisions of this Section 3 for application to the Senior Obligations, (i) such payment or distribution shall be made to the Senior Creditors, pro rata, as their interests may appear, up to the aggregate amount of the Senior Obligations and (ii) the Administrative Agent shall have no liability to any of the Senior Creditors for actions taken in reliance on information supplied by the Senior Creditors as to the amounts of Senior Obligations held by them.

	       Section 3.07. Subrogation. Subject to the prior payment in full in cash of the Senior Obligations, the Subordinated Lender shall be subrogated to the rights of the Administrative Agent and the Senior Creditors to receive payments or distributions in cash, property or securities of AWT applicable to the Senior Obligations until all amounts owing on the Subordinated Obligations shall be paid in full in cash, and as between and among AWT, its creditors other than the Administrative Agent and the Senior Creditors, and the Subordinated Lender:

		     (i) no such payment or distribution made to the Administrative Agent or the Senior Creditors by virtue of this Agreement which otherwise would have been made to the Subordinated Lender shall be deemed, as between and among AWT, its creditors other than the Administrative Agent and the Senior Creditors, and the Subordinated Lender, to be a payment by AWT on account of the Senior Obligations; and

		   (ii) no such payment or distribution made to the Subordinated Lender by virtue of the subrogation herein provided which otherwise would have been made to the Administrative Agent and/or the Senior Creditors shall be deemed, as between and among AWT, its creditors other than the Administrative Agent and the Senior Creditors, and the Subordinated Lender, to be a payment by AWT on account of the Subordinated Obligations;

it being understood that the provisions of this Section 3 are intended solely for the purpose of defining the relative rights of the Subordinated Lender, the Administrative Agent and the Senior Creditors.

	       Section 3.08. Certain Agreements. The Subordinated Lender agrees that:

		     (a) all holders of Senior Obligations, in determining to acquire and retain Senior Obligations, have relied upon the subordination of the Subordinated Obligations to the Senior Obligations as provided herein;

		     (b) the Subordinated Obligations shall be evidenced by a promissory note of AWT payable to the Subordinated Lender which promissory note shall bear on its face a legend stating that the Subordinated Obligations are subject to this Agreement and subordinated to the Senior Obligations; and

		     (c) promptly upon the written request of the Administrative Agent, the Subordinated Lender shall take such other action as may be reasonably requested by the Administrative Agent to protect the rights of the Administrative Agent or the Senior Creditors under this Agreement or effectuate the subordination provided herein.

	       Section 3.09. Relative Rights. This Agreement defines the relative rights of the Administrative Agent, the Senior Creditors and the Subordinated Lender. Nothing in this Agreement shall:

		     (a) impair, as between AWT and the Subordinated Lender, the obligations of AWT, which are absolute and unconditional, to pay the principal of and interest on the Subordinated Obligations in accordance with their terms; or

		     (b) affect the relative rights of the Subordinated Lender and creditors of AWT other than their rights in relation to the Administrative Agent and the Senior Creditors.

	       Section 3.10. Rescinded Payments. Notwithstanding anything to the contrary contained in this Agreement, if at any time any payment to the Administrative Agent or the Senior Creditors is rescinded or must otherwise be returned by the Administrative Agent or the Senior Creditors upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of AWT or otherwise, the Subordinated lender shall promptly upon demand pay or deliver any payments or distributions received by the Subordinated Lender upon or in respect of the Subordinated Obligations to the Administrative Agent up to the amount so rescinded or otherwise returned by the Administrative Agent or the Senior Creditors.

	       Section 4.  Miscellaneous.

	       Section 4.01. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York (without giving effect to its choice of law principles).

	       Section 4.02. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or delivered by facsimile equipment, the receipt of which is promptly confirmed by telephone) addressed,

		     (a) if to the Subordinated Lender, to it at 52 rue d'Anjou, 75384 Paris CEDEX08, France (fax no. 011-331-452-46982),
	 Attention:  Hubert DuPont L'Hotelain (tel. no. 011-331-492-43802);

		     (b) if to any other party hereto and party to the Credit Agreement, to it at its address set forth in or determined pursuant to the Credit Agreement;

		     (c) if to any other party hereto and party to the Master Surety Agreement, to it at its address set forth in or determined pursuant to the Master Surety Agreement; and

		     (d)  if to any other party hereto and not
	 party to the Master Surety Agreement or the Credit Agreement, to it at its address as notified to each of the other parties hereto.

Except as specifically provided in Section 4.06 of this Agreement, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice or communication, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice or communication is delivered to the appropriate address as above provided, (C) if sent by facsimile, when such notice or communication is transmitted to the appropriate fax number as above provided and is received at such number and (D) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, except that (1) notices of a change of address, fax or telephone number or individual or department to whose attention notices and communications are to be given or delivered shall not be deemed given until received.

	       Section 4.03. Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Subordinated Lender and by the Administrative Agent in accordance with the Credit Agreement and by the Sureties. Any such amendment or waiver shall be binding upon all Senior Creditors and each other party to this Agreement.

	       Section 4.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Subordinated Lender, AWT, the Administrative Agent and each of the Senior Creditors (provided, however, that neither the Subordinated Lender nor AWT shall assign or transfer their rights hereunder without the prior written consent of the Administrative Agent (except as provided under Section 3.03(c) of this Agreement)).

	       Section 4.05. Counterparts. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.

	       Section 4.06. Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Subordinated Lender with respect to any claim in any way arising out of, related to or connected with this Agreement may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Subordinated Lender (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any such claim and (b) to the extent permitted by Applicable Law, irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Subordinated Lender hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 4.02, and service so made shall be deemed completed on the third business day after such service is deposited in the mail. Nothing herein shall affect the right of the Administrative Agent or any Senior Creditor to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Senior Creditor to bring proceedings against the Subordinated Lender in the courts of any other jurisdiction. THE SUBORDINATED LENDER, THE ADMINISTRATIVE AGENT AND EACH SENIOR CREDITOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY SUCH CLAIM.

	       Section 4.07. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	       Section 4.08. Immunities of Administrative Agent. The Administrative Agent's duties hereunder shall be purely ministerial and the Administrative Agent shall have no duties or responsibilities except those expressly set forth herein. The Administrative Agent shall not be required under any circumstances to take any action that, in its judgment, (a) is contrary to any provision of the Credit Agreement or any of the documents executed in connection therewith or applicable law or (b) would expose it to any liability or expense against which it has not been indemnified to its satisfaction. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence, willful misconduct or knowing violations of law. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact so long as the Administrative Agent was not grossly negligent in selecting or directing such agents or attorneys-in-fact.

	       IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed as of the day and year first above written.


				       COMPAGNIE GENERAL DES EAUX


				       By: ________________________
					   Name:
					   Title:


				       AIR & WATER TECHNOLOGIES
					 CORPORATION


				       By: ________________________
					   Name:
					   Title:


				       THE FIRST NATIONAL BANK OF CHICAGO,
				       as Administrative Agent


				       By: ________________________
					   Name:
					   Title:


				       UNITED STATES FIDELITY AND GUARANTY
					 COMPANY


				       By: ________________________
					   Name:
					   Title:


				       FIDELITY AND GUARANTY INSURANCE
					 COMPANY


				       By: ________________________
					   Name:
					   Title:

				       FIDELITY AND GUARANTY INSURANCE
					 UNDERWRITERS

				       By: ________________________
					   Name:
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